Exhibit 10.11

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS IN RELIANCE ON EXEMPTIONS THEREFROM AND THE ISSUANCE, TRANSFER OR DISPOSITION OF SUCH SECURITIES IS UNLAWFUL WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND THE REGULATIONS PROMULGATED PURSUANT THERETO (UNLESS EXEMPT THEREFROM) AND COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND REGULATIONS. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH REGISTRATION BEING OBTAINED, UNLESS THE ISSUANCE OR SALE IS SO EXEMPT

PRIVATE BANCORP OF AMERICA, INC.

EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Unless otherwise defined herein, the terms defined in the Private Bancorp of America, Inc. (the “Company”) Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Restricted Stock Agreement (the “Agreement”).

I.	NOTICE OF GRANT OF RESTRICTED STOCK

Name: Cory Stewart

The undersigned Participant has been granted the right to receive an Award of Restricted Stock, subject to the terms and conditions of the Plan and this Agreement, as follows:

Date of Grant:	January 20, 2023

Vesting Commencement Date:	January 20, 2023

Total Number of Shares Granted:	9,000

Vesting Schedule:

Subject to any accelerated vesting provisions in the Plan, Shares subject to this Agreement shall vest and be released from Escrow beginning on the Vesting Commencement Date provided that on each vesting date set forth below, as to the installment corresponding to that date, the following conditions are met: (i) the Participant continues to be a Service Provider, (ii) the applicable Company earnings per share condition has been satisfied, (iii) established performance goals have been met by both the Company and the Participant. For the avoidance of doubt, as to any installment, the Shares in that particular installment shall not vest or be released from Escrow if any of the conditions are not met, and the Award, as to the Shares in that installment, shall be immediately forfeited and the Participant shall have no further rights therein. Restricted Stock Awards are subject to forfeiture and shall not vest until such time as the Participant satisfies the following vesting schedule:

Number of Shares (Installment)	Date of Earliest Vesting
2250	January 20, 2024
2250	January 20, 2025
2250	January 20, 2026
2250	January 20, 2027

Performance Goals of the Participant:

1.	Unqualified FS Audit Annually

2.	No material weaknesses in ICOFR annually

3.	No unsatisfactory Accounting & Finance Audits annually

4.	Budget submitted to the Board no later than November 15

For the avoidance of doubt, a vesting shall not occur if any of the agreed upon goals are not achieved, and the Participant shall have no further rights therein.

Any of the Shares which have not yet become vested and otherwise released from Escrow are referred to herein as “Unreleased Shares.” The Shares which have become vested and otherwise released from Escrow shall be delivered to Participant at Participant’s request (see Section 10 of Part II of this Agreement).

II.	AGREEMENT

1. Grant of Restricted Stock. The Company hereby grants to the Participant named in the Notice of Grant of Restricted Stock in Part I of this Agreement (“Participant”) under the Plan for past services and as a separate incentive in connection with his or her services and not in lieu of any salary or other compensation for his or her service, the number of Shares set forth in the Notice of Grant of Restricted Stock, at the per share price of $32.15 equal to the Fair Market Value of a Share, and subject to all of the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail.

2. No Payment of Purchase Price Necessary. By accepting this Award of Restricted Stock, the consideration for each Share of Restricted Stock shall be deemed paid by Participant by past services rendered or, to the extent Participant is a newly hired Employee, future services to be rendered, and shall be subject to the appropriate tax withholdings.

3. Participant’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended, and/or any applicable state securities laws at the time this Restricted Stock Award is accepted, Participant shall, if required by the Company, concurrently with the acceptance of all or any portion of this Restricted Stock Award, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit A.

4. Lock-Up Period. Participant hereby agrees that Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Participant (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred and eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (a) the publication or other distribution of research reports and (b) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).

Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Participant shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 4 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Securities and Exchange Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period. Participant agrees that any transferee of the Restricted Stock Award or shares acquired pursuant to the Restricted Stock Award shall be bound by this Section 4.

5. Non-Transferability of Restricted Stock. This Restricted Stock Award may not be transferred in any manner otherwise than by will or by the laws of descent or distribution. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

6. Tax Consequences. Participant has reviewed with Participant’s own tax advisors the Federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that

Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. Participant understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the purchase price for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. Participant understands that Participant may elect to be taxed at the time the Shares are granted rather than when and as the Shares become vested and released from Escrow by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase. The form for making this election is attached as Exhibit B hereto.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

7. Tax Withholding. Pursuant to such procedures as the Committee may specify from time to time, the Company shall withhold the statutory minimum amount required to be withheld for the payment of income, employment and other taxes which the Company determines must be withheld with respect to Shares which become vested and released from the Company’s Escrow by, in the Committee’s discretion: (a) delivering to the Company already-owned Shares having a Fair Market Value (as determined on the date the taxes are required to be withheld) equal to the statutory amount required to be withheld, (b) selling a sufficient number of Shares otherwise deliverable to Participant through such means as the Committee may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (c) payroll deductions, as authorized by Participant. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash or other means by Participant. Participant acknowledges and agrees that the Company may refuse to honor the vesting and release and refuse to deliver the Shares if such withholding amounts are not delivered at the time of release.

8. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE RELEASE OF SHARES FROM THE ESCROW PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE COMPANY AFFILIATE EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED OR RECEIVING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE COMPANY AFFILIATE EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

9. Restriction on Transfer.

(a) General. Except for the Escrow described in Section 10 or transfer of the Shares to the Company or its assignees contemplated by this Agreement, none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the release of such Shares from the Escrow in accordance with the provisions of this Agreement, other than by will or the laws of descent and distribution. Any distribution or delivery to be made to Participant under this Agreement shall, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, to the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (i) written notice of his or her status as transferee, and (ii) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

10. Escrow of Shares.

(a) All Shares of Restricted Stock shall, upon execution of this Agreement, be delivered and deposited with an escrow holder (the “Escrow Holder”) designated by the Company, which may also be the Company (the “Escrow”). The Unreleased Shares shall be held by the Escrow Holder, until such time as the Shares of Restricted Stock vest or the date Participant ceases to be a Service Provider.

(b) The Escrow Holder shall not be liable for any act it may do or omit to do with respect to holding the Unreleased Shares in Escrow and while acting in good faith and in the exercise of its judgment.

(c) Upon Participant’s termination as a Service Provider of the Company for any reason, the Escrow Holder, upon receipt of written notice of such termination, shall take all steps necessary to accomplish the transfer of the Unreleased Shares to the Company. Participant hereby appoints the Escrow Holder with full power of substitution, as Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such Unreleased Shares to the Company upon such termination.

(d) The Escrow Holder shall take all steps necessary to accomplish the transfer of Shares of Restricted Stock to Participant after they vest following Participant’s request that the Escrow Holder do so.

(e) Subject to the terms hereof, Participant shall have all the rights of a shareholder with respect to such Shares while they are held in Escrow, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon.

(f) In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Common Stock, the Shares shall be increased, reduced or otherwise changed, and by virtue of any such change Participant shall in his or her capacity as owner of Unreleased Shares that have been awarded to him or her be entitled to new or additional or different shares of stock, cash or securities (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities shall thereupon be considered to be “Unreleased Shares” and shall be subject to all of the conditions and restrictions which were applicable to the Unreleased Shares pursuant to this Agreement. If Participant receives rights or warrants with respect to any Unreleased Shares, such rights or warrants may be held or exercised by Participant, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants shall be considered to be Unreleased Shares and shall be subject to all of the conditions and restrictions which were applicable to the Unreleased Shares pursuant to this Agreement. The Committee in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

11. Committee Discretion. The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the Unreleased Shares at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock shall be considered as having vested as of the date specified by the Committee.

12. Forfeiture upon Termination of Service. Notwithstanding any contrary provision of this Agreement, the balance of the Unreleased Shares that have not vested at the time of Participant’s termination as a Service Provider for any reason shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date of such termination and Participant shall have no further rights thereunder. Participant shall not be entitled to a refund of the price or taxes paid for the Shares of Restricted Stock, if any, returned to the Company pursuant to this Section 12. Participant hereby appoints the Escrow Holder with full power of substitution, as Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such Unreleased Shares to the Company upon such termination of service.

13. Death of Participant. Any distribution or delivery to be made to Participant under this Agreement shall, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

14. Company’s Right of First Refusal. Subject to Section 9, before any Shares that have vested, been released from Escrow and are held by Participant or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 14 (the “Right of First Refusal”).

(a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee

(“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c) Purchase Price. The purchase price (“Right of First Refusal Price”) for the Shares purchased by the Company or its assignee(s) under this Section 14 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

(d) Payment. Payment of the Right of First Refusal Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 14, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 14 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 14 notwithstanding, the transfer of any or all of the Shares during Participant’s lifetime or on Participant’s death by will or intestacy to Participant’s immediate family or a trust for the benefit of Participant’s immediate family shall be exempt from the provisions of this Section 14. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Agreement, including but not limited to this Section 14, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 14.

(g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) the first sale of Common Stock of the Company to the general public, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded.

15. Company’s Repurchase Option. Participant agrees that the Company shall have the right to purchase all Shares obtained by Participant pursuant to this Restricted Stock Award or any employee compensation agreement, together with any rights, securities or additional shares that have been received pursuant to a stock dividend, stock split, reorganization or other similar transaction issued in respect of such Shares, which are not otherwise or already forfeited and/or transferred back to the Company by the terms of this Agreement, in the event: (a) Participant ceases to be a Service Provider, or (b) at the discretion of the Company, there is a contemplated Change in Control. The price paid for any shares or other securities under this Section 15 shall be the Fair Market Value of the stock or security at the time of repurchase.

16. Shareholder Rights. Common Stock acquired herein is subject to the terms and conditions of the Articles of Incorporation, Bylaws and other governing documents of the Company, as they may be amended from time to time.

17. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SALE OR OTHER TRANSFER OF THE COMMON STOCK, OR PORTIONS THEREOF, REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE PRIVATE BANCORP OF AMERICA, INC. EQUITY INCENTIVE PLAN (THE “PLAN”), AND IN AN AWARD AGREEMENT. A COPY OF THE PLAN AND SUCH AWARD AGREEMENT MAY BE OBTAINED FROM PRIVATE BANCORP OF AMERICA, INC..

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING A RIGHT OF FIRST REFUSAL AND REPURCHASE OPTION, AS SET FORTH IN THE RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, REPURCHASE OPTION AND THE RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

(b) Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

18. Confidential Information. The Participant acknowledges that Participant may be entitled to certain information about the Company pursuant to Section 18(d) of the Plan. All information provided to Participant pursuant to Section 18(d) of the Plan, except for such information generally available to and known by the public other than as a result of any act or omission by Participant, no matter the form, and whether or not disclosed by the Company or at the Company’s direction, is referred to herein as “Confidential Information”. The Participant shall: (a) protect and safeguard the confidentiality of the Confidential Information with at least the same degree of care as the Participant would protect Participant’s own confidential information, but in no event with less than a commercially reasonable degree of care; (b) not use, or otherwise exploit the Confidential Information, or permit it to be used or otherwise exploited, for any purpose other than solely for purposes of evaluating this Restricted Stock Award and the underlying Common Stock; and (c) not disclose, produce, publish, permit access to, or reveal the Confidential Information, at any time prior to the Company’s intentional public disclosure of that information, to any person or entity, other than to such of Participant’s financial advisors, accountants or attorneys as are strictly necessary to evaluate this Restricted Stock Award and the underlying Common Stock on a “need to know” basis.

19. Notices. Any notice, demand or request required or permitted to be given by either the Company or Participant pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

Any notice to the Escrow Holder shall be sent to the Company’s address with a copy to the other party not sending the notice.

20. No Waiver. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

21. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Agreement may only be assigned with the prior written consent of the Company.

22. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or by the Company forthwith to the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on all parties.

23. Additional Documents. Participant agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

24. Entire Agreement; Governing Law; Venue. This Agreement is subject to all terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Board and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control and this Agreement shall be deemed to be modified accordingly. The Plan and this Agreement (including exhibits hereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed in the State of California other than conflict of law provisions to the extent they would require the application of laws of another jurisdiction. The parties irrevocably consent to the exclusive jurisdiction and venue of the U.S. federal courts and state courts located in the County of San Diego in the State of California in any suit or proceeding based on or arising under this Option Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.

25. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect.

26. Compliance with Code Section 409A. Although the Company does not guarantee to a Participant any particular tax treatment of an Award, Awards are intended to comply with, or be exempt from, the requirements of Code Section 409A, to the extent it applies. In no event whatsoever shall the Company or any of its Company Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant pursuant to or as a result of Code Section 409A any damages for failing to qualify for an exemption from, or comply with, Code Section 409A.

27. Counterparts. This Agreement may be executed in one or more counterparts, all of which when fully executed and delivered by all parties hereto and taken together shall constitute a single agreement, binding against each of the parties. To the maximum extent permitted by law or by any applicable governmental authority, this Agreement may be transmitted by facsimile, electronic mail (including pdf) or other transmission method with the same validity as if it were an ink-signed document and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

28. Clawback. If Participant is or becomes a “Covered Executive,” as defined in the Clawback Policy of CalPrivate Bank and Private Bancorp of America, Inc., as in effect from time to time or as replaced, the Shares shall be subject to the provisions of that policy.

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Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	Private Bancorp of America, Inc.

/s/ Cory Stewart	/s/ Rick Sowers
Signature	Signature

Cory Stewart	Rick Sowers
Name	Name

[Redacted]	President & Chief Executive Officer
Title
Residence Address

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT	:	Cory Stewart
COMPANY	:	Private Bancorp of America, Inc.
SECURITY	:	COMMON STOCK
AMOUNT	:	9,000 Shares
DATE	:	January 20, 2023

In connection with the purchase of the above-listed Securities, the undersigned Participant represents to the Company the following:

(a) Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Participant is acquiring these Securities for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption there from, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. In this connection, Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Securities. Participant understands that the certificate evidencing the Securities shall be imprinted with any legend required under applicable state securities laws.

(c) Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Restricted Stock Award to Participant, the grant shall be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of the applicable conditions specified by Rule 144, including in the case of affiliates (1) the availability of certain public information about the Company, (2) the amount of Securities being sold during any three (3) month period not exceeding specified limitations, (3) the resale being made in an

Investment Representation Statement

unsolicited “broker’s transaction”, transactions directly with a “market maker” or “riskless principal transactions” (as those terms are defined under the Securities Exchange Act of 1934) and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Restricted Stock Award, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require (i) the availability of current public information about the Company; (ii) the resale to occur more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Securities; and (iii) in the case of the sale of Securities by an affiliate, the satisfaction of the conditions set forth in sections (2), (3) and (4) of the paragraph immediately above.

(d) Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption shall be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 shall have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption shall be available in such event.

(e) Participant either (i) has a preexisting personal or business relationship with the Company or one of its officers, directors or controlling persons, or (ii) by reason of Participant’s business or financial experience or the business or financial experience of Participant’s professional advisers who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company. directly or indirectly, has the capacity to protect Participant’s own interests in connection with the purchase of the above-listed Securities.

(f) Participant is fully aware of the highly speculative nature of the investment in the Securities, the financial hazards involved in the investment, and the lack of liquidity and restrictions on transferability of the Securities.

(g) The offer and sale the above-listed Securities has not been accomplished by the publication of any advertisement and Participant’s true and correct residence and domicile is [Redacted].

PARTICIPANT

/s/ Cory Stewart
Signature

Print Name: Cory Stewart
04/11/2023
Date

Investment Representation Statement